Exhibit 10.4




              FORM OF DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

      Between Registrant and Hendrick J. Hartong, Jr., Andrew L. Lewis, IV, Richard T. Niner, O. Curtis Noel and Charles E. Mitchell Rentschler

                  DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

                  This Director Non-Qualified Stock Option Agreement ("Agreement") has been entered into as of the 15th day of December 1998, between Hurco Companies, Inc., an Indiana corporation (the "Company") and __________ a director of the Company ("Director").

                  WHEREAS, the Board of Directors of the Company has granted to Director an option to purchase shares of the Company's common stock, no par value (the "Common Stock"), pursuant to the terms and conditions as provided in this Agreement; and

                  WHEREAS, the Company and Director desire to set forth the terms and conditions of the option;

                  WHEREAS, the option evidenced by this Agreement is separate and distinct from options granted pursuant to the 1997 Stock Option Plan of the Company;
                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Company and Director agree as follows:
                  1. Grant of Option and Exercise Price. Subject to the terms and conditions stated in this Agreement, on December 15, 1998 (the "Date of Grant"), the Committee granted to Director an option (the "Option") to purchase 15,000 shares of the Company's Common Stock (the "Shares") at an exercise price of $5.813 per Share (the "Exercise Price").

                  2. Non-Qualified Stock Option. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

                  3.   Exercise  of  Option.   The  Option  shall  become  fully
exercisable on December 15, 1999. Notwithstanding the foregoing, the Option shall become immediately exercisable upon a Change in Control of the Company. For purposes of this Agreement, a Change in Control of the Company means (a) the acquisition of 25% or more of the outstanding shares of Common Stock of the Company; (b) any merger or consolidation involving the Company, if following such merger or consolidation, the persons who were the shareholders of the Company prior to such transaction own less than 50% of the outstanding capital stock of the surviving or consolidated corporation; (c) individuals who are currently Directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that any individual becoming a Director whose election or nomination for election was approved by a vote of at least a majority of the Directors then comprising the current Directors, shall be considered a current Director); or (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.
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                  4. Term of Option.  Unless  sooner  terminated  as provided in this Agreement, the Option shall expire on December 14, 2004. In the event that Director ceases to serve as a director of the Company for any reason other than his death or total disability, the Option shall terminate six (6) months after termination of service. In the event that Director ceases to serve as a director because of his death or total disability, the Option shall terminate twelve (12) months after termination of service.

                  5. Reclassification, Consolidation or Merger. If and to the extent that the number of issued shares of the Common Stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a stock dividend of 5% or more, or the like, the number of shares subject to the Option and the Exercise Price per share shall be proportionately adjusted.

                  If  the   Company  is  the   surviving   corporation   in  any
reorganization, consolidation or merger with another corporation, Director shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions, provided, however, that the new option or assumption of the Option shall not give the Director additional benefits which he did not have under the Option, or deprive him of benefits which he had under the Option.

                  6. Rights Prior to Exercise of Option. The Option is non-transferable by Director and is exercisable only by him during his lifetime, except that in the case of his judicially declared incompetence or disability the Option may be exercised by the legally appointed guardian or conservator of his estate. In the case of the Director's death while any part of the Option is outstanding, the Option may be exercised by the executor of his will or administrator of his estate or, if the administration of his estate has been closed, by his heirs or legatees entitled thereto. Neither Director nor any person claiming under or through him shall have any rights as a shareholder of the Company with respect to any of the option shares until full payment of the Exercise Price and delivery to him or certificates for such shares as herein provided.

                  7. Restrictions on Disposition. All shares acquired by Director pursuant to this Agreement shall be subject to the following restrictions: The shares will be "restricted securities" as defined in Rule 144 under the Securities Act of 1933 ("Act") and must be held unless subsequently registered under the Act or an exemption from such registration is available. The Company is not obligated to register the shares under the Act. The shares acquired pursuant to exercise of the Option shall be acquired for Director's own account for investment for an indefinite period and not with a view to the sale or distribution of any part or all thereof, by public or private sale or other disposition. Notwithstanding the foregoing, the Company may refuse to transfer the shares until it receives an opinion of counsel for the Company that such transfer is exempt from registration under the Act or qualification under any other securities law.

                  8. Payment of Taxes on Exercise of Option. Whenever shares of Common Stock are to be issued to Director in connection with the exercise of the Option, the Company shall have the right to require him to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. In the alternative, the Company may elect to withhold from the shares to be issued that number of shares (based on the market value of the stock at that time) which would satisfy the tax withholding amount due.

                  9. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                  10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

                  11. Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's principal office at One Technology Way, Indianapolis, Indiana 46268, and if to the Director or his or her successor, to the address last furnished by the Director to the Company. Each notice and communication shall be deemed to have been given when received by the Company or the Director.

                  IN WITNESS WHEREOF, the Company and Director have executed this Agreement as of the date first written above.

                                   HURCO COMPANIES, INC.


                                   By:  ______________________________________
                                          Brian D. McLaughlin, President & CEO


                                        --------------------------------------
                                          Signature of Director